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                                                                    EXHIBIT 21.1

                             LISTING OF SUBSIDIARIES

Subsidiaries of                                                Country, State or Province of
Metallurg Holdings, Inc.                                       Incorporation
------------------------                                       -------------
Metallurg, Inc.                                                Delaware

Subsidiaries of                                                Country, State or Province of
Metallurg, Inc.                                                Incorporation
---------------                                                -------------
Shieldalloy Metallurgical Corporation                          Delaware
Elektrowerk Weisweiller GmbH                                   Germany
Metallurg (Canada) Limited                                     Quebec
MIR (China), Inc.                                              Delaware
Metallurg International Resources, Inc.                        New York
        Shawdon Enterprises Ltd.                               Cyprus
Metallurg Holdings Corporation                                 New Jersey
Metallurg Services, Inc.                                       New York

Subsidiaries of                                                Country or State
Metallurg Holdings Corporation                                 of Incorporation
------------------------------                                 ----------------
London & Scandinavian Metallurgical Co Limited                 England
        S. A. Vickers Limited (dormant)                        England
        H. M. I. Limited (dormant)                             England
        Metal Alloys (South Wales) Limited (dormant)           England
        The Aluminum Powder Company Limited                    England
                Alpoco Developments Limited (dormant)          England
                Metalloys Limited (dormant)                    England
        M & A Powders Limited (dormant)                        England
        Hydelko KS                                             Norway
Metallurg South Africa (Pty.) Limited                          South Africa
        W.T. Mines Limited (dormant)                           South Africa
        Stand 359 Wadeville Extension 4 (Pty.) Limited         South Africa
        Reframet Installations (Pty.) Limited                  South Africa
Turk Maadin Sirketi                                            Turkey
Gesellschaft fur Elektrometallurgie mbH                        Germany
        Societe Miniere du Kivu (dormant)                      Congo
        GfE Umwelttechnik GmbH                                 Germany
                Recovan S.p.A.                                 Italy
                Intervan GmbH                                  Germany
        Keramed Medizintechnik GmbH                            Germany
        GfE Metalle und Materialien GmbH                       Germany
        GfE Giesserei- und Stahlwerksbedarf GmbH               Germany
        RZM-Recyclingzentrum Mittelfranken GmbH                Germany
Companhia Industrial Fluminense                                Brazil
Ferrolegeringar Aktiengesellschaft                             Zurich, Switzerland
        Metalchimica S. r. l.                                  Italy
        FAG Poland Sp. z.o.o.                                  Poland

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
Aktiebolaget Ferrolegeringar                                   Sweden
Metallurg International Resources GmbH                         Germany
        Metallurg International Resources Russia Limited       Russia
Metallurg (Far East) Limited                                   Japan
Montanistica S. A.                                             Zug, Switzerland
Metallurg Mexico S. A. de C. V.                                Mexico
Atlantic Alloys and Chemicals Limited (dormant)                Jersey, CI
Caribbean Metals & Alloys Limited (dormant)                    Grand Cayman
Metallurgische Gesellschaft AG  (dormant)                      Zurich, Switzerland
Brandau y Cia S. A. (dormant)                                  Spain
Aleaciones Metalurgicas Venezolanas  C. A.  (dormant)          Venezuela
Montan Aktiengesellschaft  (dormant)                           Liechtenstein


Notes

Dormant subsidiaries have no operations.

As of April 1, 2000


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